PLEDGE AND SECURITY AGREEMENT


            PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of July 2, 1998, made by SNEAKER GUARANTEE LLC, a Delaware limited liability company ("PLEDGOR"), to BANQUE NATIONALE DE PARIS ("BNP"), as collateral agent (together with any successor agent appointed pursuant to Section 13(j), the "AGENT") for itself and for Merrill Lynch Senior Floating Rate Fund, Inc., Merrill Lynch Prime Rate Portfolio and Merrill Lynch Debt Strategies Portfolio (together with BNP, the "SECURED LENDERS").

                          PRELIMINARY STATEMENTS.

            (1) Sneaker Stadium, Inc. (the "BORROWER") has entered into a Credit Agreement dated as of January 17, 1997 (as amended or modified, the "CREDIT AGREEMENT") with BNP, for itself and as agent for the Secured Lenders. Each capitalized term issued but not defined shall have the meaning given it in the Credit Agreement.

            (2) As of the date hereof and immediately before giving effect to this Agreement, there is $30,613,326.68 outstanding under the Credit Agreement and the other Loan Documents, including $30 million in outstanding principal, $507,743.06 in accrued and unpaid interest, and $105,583.62 in fees and expenses including without limitation fees and disbursements of counsel (collectively, the "EXISTING LENDER INDEBTEDNESS").

            (3) The Borrower and Just For Feet, Inc., a Delaware corporation ("JFF"), have entered into an Agreement and Plan of Merger, dated as of July 2, 1998 (the "MERGER AGREEMENT"), pursuant to which a wholly-owned subsidiary of JFF will merge with and into the Borrower, with the Borrower being the surviving entity.

            (4) JFF and BNP, for itself and as agent for the Secured Lenders, have entered into the Contingent Payment Agreement, dated as of July 2, 1998 (the "CONTINGENT PAYMENT AGREEMENT"), pursuant to which contingent payments may be made as set forth in the Debt Restructuring Agreement (as defined below) to the Agent on behalf of the Secured Lenders and Thomas H. Lee Company as Representative for the Subordinated Lenders listed on Schedule I to the Contingent Payment Agreement.

            (5) In connection with the transactions contemplated by the Merger Agreement, the Borrower, the Pledgor, the Agent and the Secured Lenders have executed the Debt Restructuring Agreement of even date herewith (the "DEBT RESTRUCTURING AGREEMENT"), pursuant to which the Secured Lenders have agreed to accept in full satisfaction and discharge of the Existing Lender Indebtedness:

      (a) cash in an amount on the closing of the Merger Agreement equal to accrued and unpaid interest, fees, and expenses (including without limitation the reasonable fees and disbursements of counsel to the Agent and each Secured Lender) in an amount equal to $613,326.68 (the "BRINGDOWN AMOUNT"),

      (b) cash applied to the repayment of the outstanding principal balance of the Existing Lender Indebtedness in an amount equal to $6,269,589.53 (the "PRINCIPAL PAYMENT")

      (c) payments, if any, under the Contingent Payment Agreement as set forth therein and in the Debt Restructuring Agreement,

      (d) a non-recourse guarantee from Pledgor (the "GUARANTY") of payment to the Agent under the Debt Restructuring Agreement on or before July 30, 2002, of cash in an amount equal to the excess of (x) $20,000,000 over (y) the Principal Amount (the "MINIMUM PAYMENT AMOUNT"), whether or not the Contingent Payment
            Agreement entitles the Agent to receive such amount, and

      (e) a pledge of the common stock of JFF acquired by Pledgor and all of Pledgor's rights under a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT," this Agreement, together with the Guaranty, the Debt Restructuring Agreement, the Contingent Payment Agreement and the Registration Rights Agreement, the "TRANSACTION DOCUMENTS").

            (6) Pledgor is the record and beneficial owner of the shares of JFF common stock described in Schedule I hereto and issued by JFF (the "PLEDGED STOCK").

            (7) It is a condition precedent to the restructuring of the Existing Lender Indebtedness and the consummation of the Debt Restructuring Agreement that, inter alia, the Pledgor shall have (i) entered into the Guaranty of even date in favor of the Agent on behalf of the Secured Lenders and (ii) made the pledge, granted the security interests and delivered the Pledged Stock contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Lenders to restructure the Existing Lender
Indebtedness and to enter into the Debt Restructuring Agreement, Pledgor hereby agrees with the Agent for the ratable benefit of the Secured Lenders as follows:

            Section 1. Grant and Pledge of Security. Pledgor hereby assigns and pledges to the Agent for the ratable benefit of the Secured Lenders, and hereby grants to the Agent for the ratable benefit of the Secured Lenders a security interest in, the following (collectively, the "COLLATERAL"):

            (a) the Pledged Stock and the certificates representing the Pledged Stock, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock as set forth on Schedule I hereto;

            (b) all additional shares of stock or other securities issued by JFF to Pledgor in any manner, and the certificates representing such additional shares or securities, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities;

            (c) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) and (b) of this Section 1 and all accessions and additions to, all substitutions for and all proceeds, products, substitutions and replacement of any and all of the foregoing) and, to the extent not otherwise included, all products of, profits or other amounts from time to time paid or payable with respect to any of the foregoing; and

            (d) all rights of Pledgor under or in connection with the Registration Rights Agreement.

            Section 2. Secured Obligations. This Agreement secures the full and prompt payment when due by Pledgor to the Agent on behalf of the Secured Lenders of the following obligations, liabilities, sums, and expenses set forth in clauses (a) and (b) (collectively, the "SECURED OBLIGATIONS"):

            (a) payment by Pledgor in cash of the Guaranteed Obligations (as defined in the Guaranty) on the dates when due as set forth therein; and

            (b) payment on demand of any and all sums advanced by the Agent in order to preserve the Collateral or preserve its security interest in the Collateral,

including, without limitation, any such liabilities and expenses incurred in any proceeding for the collection or enforcement of any rights of the Agent and the Secured Lenders hereunder or under any other Transaction Document after an Event of Default (as such term is defined in Section 3), including the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent or any Secured Lender of its rights hereunder.

            Section 3. Events of Default. Events of Default hereunder shall be those "Events of Default" set forth in Section 3 of the Guaranty.

            Section 4.  Delivery of Collateral; Cash.

            (a) Certificates. All certificates or instruments representing or evidencing Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto, shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or register in the name of Agent or any of its nominees any or all of the Collateral, subject, however, for so long as no Event of Default has occurred, to the rights of the Pledgor as beneficial holder thereof as set forth in Section 7. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

            (b) Notices. In connection with the pledge granted hereunder of the rights of Pledgor under or in connection with the Registration Rights Agreement, there shall be delivered to and held by or on behalf of the Agent an executed Notice of Transfer of Registration Rights and Registrable Securities and an executed Notice of Substitution of Investors' Agent under the Registration Rights Agreement (together, the "REGISTRATION RIGHTS AGREEMENT NOTICES"), in the form attached hereto.

            (c) Cash. Upon the Agent's receipt of cash in respect of any Collateral, including, without limitation, any dividends, subject to the election set forth in Secion 7(a)(ii), the Agent shall apply the same as set forth in Section 11(b).

            Section 5. Representations, Warranties and Covenants. Pledgor represents, warrants, agrees and covenants as to itself and the Collateral, which representations, warranties, agreements and covenants shall survive execution and delivery of this Agreement, as follows:

            (a) Pledgor is the beneficial owner of the Collateral free and clear of any Lien or "adverse claim" (as term is defined in ss. 8-102(a)(1) of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the "N.Y. U.C.C.")) of any Person, and Pledgor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Agent. No effective financing statement or other instrument similar in effect covering or purporting to cover all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Agreement.

            (b) Pledgor has not done and will not do any business under any name other than the one under which it has executed this Agreement.

            (c) All of the shares of stock that constitute Pledged Stock are in certificated form, have been duly authorized and validly issued and are fully paid and non-assessable. Pledgor has full power, authority and legal right to pledge the Pledged Stock pledged by it pursuant to this Agreement.

            (d) The Pledged Stock constitute the percentages of (i) the issued and outstanding shares of stock of JFF and (ii) all shares of JFF common stock that are outstanding or subject to issuance under all warranties, options, convertible instruments or other agreements indicated on Schedule I hereto.

            (e) The certificates evidencing the Pledged Stock have been physically delivered to the Agent, together with duly executed instruments of transfer or assignment in blank, such that the Agent has "control" over the Pledged Stock under N.Y. U.C.C. ss.8-106(b)(2). All other actions necessary or desirable to perfect and protect the security interest in the Collateral taken as a whole created under this Agreement have been duly made or taken, and this Agreement, the pledge of the Collateral pursuant hereto, together with such filings and other actions, create a valid and perfected first priority security interest in the Collateral taken as a whole, securing the payment of the Secured Obligations, and suffice to make Agent a "protected purchaser" of the Pledged Stock as such term is defined in N.Y. U.C.C. ss. 8-303.

            (f) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required (i) for the grant by such Pledgor of the assignment and security interest granted hereunder, for the pledge by such Pledgor of the Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by such Pledgor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereunder (including the first priority nature of such pledge, assignment or security interest), except for the filing of financing and continuation statements under the N.Y. U.C.C. or the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (the "DEL. U.C.C."), which financing statements have been duly delivered for filing, and, upon the filing thereof, will be effective, under applicable law, to perfect the security interest granted to the Agent herein, or (iii) for the exercise by the Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

            (g) The Agreement is made without any recourse to Pledgor or any of its assets. Accordingly, Pledgor recognizes and agrees that Agent has no adequate remedy at law for any breach hereof and agrees to specific performance of any provision hereof and/or injunctive relief in respect thereof may granted against Pledgor.

            Section 6. Further Assurances. (a) Pledgor agrees that from time to time, at its own expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request in its sole discretion, in order to perfect and preserve the pledge and security interest granted or purported to be granted hereunder.

            (b) Pledgor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, including, without limitation, the proceeds thereof (as such term is defined in N.Y. U.C.C. ss. 9-306 and Del. U.C.C. ss. 9-306), without the signature of such Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

            (c) Pledgor shall furnish to the Agent from time to time such reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

            (d) All dividends or other amount that are received by Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary indorsement).

            (e) The Pledgor warrants that its principal place of business is located at 1013 Centre Road, Wilmington, Delaware 19805. The Pledgor shall not change its principal place of business except upon 30 days prior written notice to the Agent.

            Section 7. Rights of Pledgor. (a) So long as no Event of Default shall have occurred and be continuing:

            (i) Pledgor may direct Agent in writing to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Transaction Documents; provided, however, that Agent shall be entitled to refrain from taking such action if, in the Agent's reasonable judgment, such action could have a material adverse effect on the value of the Collateral or any part thereof.

            (ii) Pledgor may direct Agent in writing to sell any or all of the Pledged Stock for cash on any date if (x) the net cash to be received in respect of the Pledged Stock to be sold (on a per share basis) multiplied by the number of shares of Pledged Stock (whether or not sold) is equal to or exceeds 110% of the aggregate known liquidated amount of the Secured Obligations (whether or not the same are then due and payable) outstanding and not paid as of such date; and (y) the proceeds thereof shall be, at the election of the Pledgor, (u) received by the Agent for distribution as set forth in section 11(b), or (v) delivered to and held by the Agent as cash Collateral under this Agreement.

            (iii) Upon any sale, transfer or other disposition of any portion of Collateral in accordance with section 7(a)(ii), the Agent will, at the Pledgor's expense, execute and deliver to Pledgor such documents as such Pledgor shall reasonably request to evidence the release of such portion of Collateral from the assignment and security interest granted hereby; provided, however, that Pledgor shall have delivered to the Agent, at least three business days prior to the date of the proposed release, a written request for release describing the portion of Collateral and the terms of the sale, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Agent and a certificate executed by such Pledgor to the effect that the transaction is in compliance with this Pledge Agreement and as to such other matters as the Agent may reasonably request.

            (iv) Notwithstanding the foregoing sections 7(a)(i-iii) or any other provision of this Pledge Agreement, the Agent may act or refrain from acting hereunder notwithstanding any direction from Pledgor, and may disregard any direction from Pledgor, if in the Agent's reasonable judgment such direction would cause Agent to incur any Liability.

            (b) Upon the occurrence and during the continuance of an Event of Default all rights of Pledgor to direct the Agent to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a) shall automatically cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.

            Section 8. Transfers and Other Liens; Additional Shares. (a) Pledgor agrees not (i) to sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral except as permitted in Section 7, or (ii) to create or suffer to exist any lien, pledge, security interest or other encumbrance upon or with respect to any of the Collateral except for the pledge, assignment and security interest created under this Agreement.

            (b) Pledgor shall pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of JFF received by it at any time.

            Section 9. Agent Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints the Agent, effective upon the occurrence and during the continuation of any Event of Default, such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Agent's discretion and, if required by law, upon notice to such Pledgor, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

             (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

            (c) to receive, indorse and collect any drafts, other instruments or documents in connection with clause (a) above, and

            (d) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the rights of the Agent with respect to any of the Collateral.

            Section 10. Registration Rights Agreement. Pledgor covenants and agrees that it will not exercise any right under the Registration Rights Agreement to demand registration of any of the Collateral comprising securities of JFF under the Securities Act of 1933, as amended, unless (I) each Secured Lender has previously consented thereto in writing or (II) (a) the registration statement covers all of the Pledged Stock, (b) the closing sale price (or, in the absense of a closing sale price, the closing bid price) of JFF common stock reported in The Wall Street Journal for each of the 20 trading days prior to the date of demand exceeds 110% of the aggregate known liquidated amount of the Secured Obligations outstanding and not paid on such date (whether or not the same are then due and payable), and (c) the registration statement seeks to register such securities in connection with a transaction which will pay all Secured Obligations in full and in cash upon the consummation thereof.

            Section 11. Remedies. If any Event of Default shall have occurred and be continuing:

            (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the N.Y. U.C.C. (whether or not the N.Y. U.C.C. applies to the affected Collateral) and also may without notice except as specified below, sell the Collateral or any part thereof at public auction or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. At any such sale or auction, Agent may bid for, and become the purchaser of, the whole or any part of the Collateral offered for sale. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) (i) All cash proceeds received by the Agent in respect of any dividends, sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter shall be applied as follows:

                  (A) FIRST, to the payment of indemnified Liabilities
            under Section 14;

                  (B) SECOND, to the payment of all Secured Obligations
            then due and owing other than the Minimum Payment Amount,

                  (C) THIRD, to the payment of the Minimum Payment Amount,
            until all Secured Obligations have been paid in full; and

                  (D) FOURTH, to the extent proceeds remain after the
            application pursuant to the preceding clauses (A), (B) and (C), and following the termination of this Agreement pursuant to
            Section 19 hereof, to the Pledgor or to whomever may be lawfully entitled to receive such surplus.

                  (ii) All payments required to be made hereunder to the Secured Lenders shall be made to the Agent for the account of the Secured
      Lenders.

                  (iii) For purposes of applying payments received in accordance with this Section 11(b), the Agent shall be entitled to rely upon the Secured Lenders for a determination (which the Secured Lenders agree (or shall agree) to provide upon request of the Agent) of the outstanding Secured Obligations owed to the Secured Lenders.

            (c) The Agent may deliver the Registration Rights Agreement Notices and exercise all rights of Pledgor under the Registration Rights Agreement in respect of the Pledged Stock.

            Section 12. Right to Redeem. Prior to such time as the Agent has disposed of or entered into a contract (including, without limitation delivery of a sell order to a broker or market maker) for the disposition of the Collateral, or any part thereof, Pledgor may redeem:

            (a) on any date, all (but not less than all) of the Collateral by paying to the Agent cash by wire transfer of immediately available funds in the aggregate known liquidated amount of all Secured Obligations outstanding and not paid on such date (whether or not the same are then due and payable), or

            (b) on any date after July 30, 2002, all (but not less than all) of Pledged Stock if the same is traded on a public market for which closing sale prices (or, in the absence of a closing sale price, the closing bid price) are reported in The Wall Street
      Journal, by paying to the Agent cash by wire transfer of immediately available funds in an amount equal to the lesser of (x) the aggregate known liquidated amount of all Secured Obligations outstanding and not paid on such date (whether or not the same are then due and payable) and (y) the Stock Value.

"STOCK VALUE" on any date shall mean the average of the closing sale price (or, in the absence of a closing sale price, the closing bid price) of JFF common stock reported in The Wall Street Journal for the twenty (20) trading days prior to such date, multiplied by the number of shares of JFF common stock held as Pledged Stock.

            Section 13. The Agent. (a) The Secured Lenders, by their acceptance of the benefits of this Agreement and the Debt Restructuring Agreement, hereby irrevocably designate BNP to act as the Agent with respect to this Agreement and as specified in the other Transaction Documents. Each Secured Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder and under the other Transaction Documents by or through its authorized agents or employees.

            (b) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Transaction Documents. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Secured Lender; and nothing in this Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Transaction Document except as expressly set forth herein or therein.

            (c) The Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Agent shall not be required to ascertain or inquire as to the performance by the Pledgor of any of the covenants or agreements contained in this Agreement or any other Transaction Document.

            (d) The Agent shall be under no obligation or duty to take any action under this Agreement or any other Transaction Document if taking such action (i) would subject the Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement or any other Transaction Document or (iii) would subject the Agent to in personam jurisdiction in any locations where it is not then so subject. Notwithstanding any other provision of this Agreement or any other Transaction Document, neither the Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any other Transaction Document except for its own gross negligence or willful misconduct.

            (e) Independently and without reliance upon the Agent, each Secured Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Pledgor and JFF in connection with the making and the continuance of the Secured Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of Pledgor and JFF, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Lender with any credit or other information with respect thereto, whether coming into its possession before the extension of any Secured Obligations or at any time or times thereafter. The Agent shall not be responsible in any manner whatsoever to any Secured Lender for the correctness of any recitals, statements, information, representations or warranties in any Transaction Document or in any document, certificate or other writing delivered in connection therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or the other Transaction Documents or the security interests granted hereunder or thereunder or the financial condition of Pledgor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Transaction Document, or the financial condition of Pledgor, or the existence or possible existence of any Event of Default. The Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of Pledgor thereto or as to the security afforded by this Agreement.

            (f) (i) No Secured Lender shall have the right to cause the Agent to take any action with respect to the Collateral other than as set forth herein. If the Agent shall request instructions from the Secured Lenders with respect to any act or action (including failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from each Secured Lender and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Secured Lenders.

                  (ii) The Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Transaction Document at the request or direction of any of the Secured Lenders, unless such Secured Lenders shall have offered to the Agent reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining to this Agreement or any other Transaction Document and its duties hereunder or thereunder, upon advice of counsel selected by it.

            (h) To the extent the Agent is not reimbursed and indemnified by Pledgor under this Agreement or any other Transaction Document, the Secured Lenders will reimburse and indemnify the Agent, in proportion to their respective outstanding principal amounts of Secured Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under any other Transaction Document, or in any way relating to or arising out of its actions as Agent in respect of this Agreement or under any other Transaction Document (including any amounts required to be returned by the Agent in respect of Collateral), except for those resulting solely from the Agent's own gross negligence or willful misconduct. The indemnities set forth in this Section 13(h) shall survive the repayment of the Secured Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of the Secured Obligations at the time of the respective occurrence upon which the claim against the Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of the Secured Obligations as in effect immediately prior to the termination of this Agreement. The indemnities set forth in this
Section 13(h) are in addition to any indemnities provided by the Secured Lenders to the Agent pursuant to the Credit Agreement, with the effect being that the Secured Lenders shall be responsible for indemnifying the Agent to the extent the Agent does not receive payments pursuant to this
Section 13(h) from the Secured Lenders (although in such event, and upon the payment in full of all such amounts owing to the Agent, the respective Secured Lenders who paid same shall be subrogated to the rights of the Agent to receive payment from the Secured Lenders).

            (i) With respect to its obligations as a lender under the Debt Restructuring Agreement and any other Transaction Documents to which the Agent is a party, and to act as agent under one or more of such Transaction Documents, the Agent shall have the rights and powers specified therein and herein for a "Secured Lender", or an "Agent", as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Secured Lender," or any similar term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Pledgor or any affiliate or Subsidiary of the Pledgor as if it were not performing the duties specified herein or in the other Transaction Documents, and may accept fees and other consideration from Pledgor for services in connection with the Transaction Documents and otherwise without having to account for the same to the Secured Lenders.

            (j) (i) The Agent may resign from the performance of all of its functions and duties under this Agreement at any time by giving 20 business days' prior or written notice to Pledgor and the Secured Lenders. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clause (ii) or (iii) of this Section 13(j).

                  (ii) If a successor Agent shall not have been appointed within said 20 business day period by the Secured Lenders, the Agent, with the consent of Pledgor, which consent shall not be unreasonably withheld or delayed, shall then appoint a successor Agent who shall serve as Agent hereunder until such time, if any, as the Secured Lenders appoint a successor Agent as provided above.

                  (iii) If no successor Agent has been appointed pursuant to clause (ii) of this Section 13(j) by the 20th business day after the date of such notice of resignation was given by the Agent, the Secured Lenders shall then appoint a successor Agent who shall serve as Agent hereunder until such time, if any, as the Secured Lenders appoint a successor Agent as provided above.

            (k)   [omitted].

            Section 14. Indemnity and Expenses. Pledgor agrees to indemnify the Agent and each Secured Lender from and hold the Agent and each Secured Lender harmless against any and all Liabilities (defined below) arising out of or in connection with this Agreement (including, without limitation, enforcement of this Agreement); provided, however, that the payment of such Liabilities shall be payable out of, and the Agent (and the Secured Lenders through the Agent) shall have recourse only against and limited to the Collateral. "LIABILITIES" means any and all claims, liabilities, damages, expenses, costs (including without limitation fees and disbursements of counsel to the Agent and each of the Secured Lenders) or other obligations incurred by the Agent or any Secured Lender arising out of or in connection with (i) the enforcement of any Transaction Document (including in the context of any dispute with respect thereto), or (ii) the breach of any representation, warranty or other provision of any Transaction Document, provided, however, that unless such enforcement is made against or such breach is by the Guarantor or THLC, Liabilities shall only include 50% of such claims, liabilities, damages, expenses, costs or other obligations.

            Section 15. Security Interest Absolute. The obligations of Pledgor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against such Pledgor to enforce this Agreement. All rights of the Agent and the pledge and security interest granted hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional, irrespective of:

            (i) any lack of validity or enforceability of any Transaction Document or any other agreement or instrument relating thereto;

            (ii) any change in the time, manner or place of payment of, or in any other term of, the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Transaction Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Pledgor or otherwise;

            (iii) any taking, exchange, release or nonperfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, including the Guaranty, for all or any of the Secured Obligations;

            (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Pledgor;

            (v) any change, restructuring or termination of the corporate structure or existence of the Pledgor or any affiliate; or

            (vi) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor or a third-party grantor of a security interest.

            Section 16. Amendments; Waivers; Execution in Counterparts. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (b) No failure on the part of the Agent or any Secured Lender to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (c) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            Section 17. Notices. All notices and other communications provided for hereunder to any party shall be in writing (including telegraphic, telecopy or telex communication) and mailed, couriered, telecopied or delivered to it, addressed to it at the address set forth in
Schedule II to the Debt Restructuring Agreement. All such notices and other communications shall be effective (a) if mailed, five days after and excluding the date of mailing, postage prepaid, (b) if couriered, on the first business day after deposited with a reputable overnight courier service, fee prepaid, (c) if transmitted by telecopier or delivered by hand prior to 2 p.m. on any business day, on such day, and otherwise on the next business day.

            Section 18. Continuing Security Interest; Assignments under the Debt Restructuring Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible and irrevocable payment in full in cash of the Secured Obligations, (b) be binding upon Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Secured Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Debt Restructuring Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Lender herein or otherwise, in each case as provided in
Section 5 of the Debt Restructuring Agreement.

            Section 19. Release and Termination. Upon the indefeasible and irrevocable payment in full in cash of all Secured Obligations, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Agent will, at the Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

            Section 20. Jurisdiction, Etc. (A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN
ARTICLE 9 OF THE N.Y. U.C.C. ARE USED HEREIN AS THEREIN DEFINED. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH SUCH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH SUCH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN OR IN THE DEBT RESTRUCTURING AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY SECURED LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

            (B) EACH PARTY TO THIS AGREEMENT HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.


                                 SNEAKER GUARANTEE LLC
                                    as Pledgor

                                 By: Thomas H. Lee Company


                                 By /s/ Warren C. Smith, Jr.
                                    -------------------------------
                                   Name:  Warren C. Smith, Jr.
                                   Title: Managing Director

                                       Address:


                                                Telephone:
                                                Telecopier:


                                 BANQUE NATIONALE DE PARIS,
                                    as Agent


                                 By /s/ Richard Cushing, /s/ Paul Barnes
                                   -------------------------------------
                                   Name:  Richard Cushing; Paul Barnes
                                   Title: VP; AVP




                                 Schedule I



                               PLEDGED STOCK


                                                   Percentage of
                       Certificate    Number and      Shares
 Issuing Corporation       No.      Type of Shares   Outstanding    Par Value
 -------------------   -----------  -------------- --------------   ---------
 Just For Feet, Inc.     A3502        926,355          2.89%       $.0001/share
                                    Common Stock







                       PLEDGE AND SECURITY AGREEMENT

                             Dated July 2, 1998

                                  made by

                           SNEAKER GUARANTEE LLC

                                as Pledgor,

                                     to

                         BANQUE NATIONALE DE PARIS,

                                  As Agent

                        on behalf of itself and for

      MERRILL LYNCH SENIOR FLOATING RATE FUND, INC., MERRILL LYNCH PRIME
          RATE PORTFOLIO and MERRILL LYNCH DEBT STRATEGIES PORTFOLIO